                                                                   EXHIBIT 10.19

                         PRODUCT DEVELOPMENT AGREEMENT

     THIS PRODUCT DEVELOPMENT AGREEMENT ("Agreement") is made this 22nd day of July, 1999 ("Effective Date"), by and between NEOPOINT, INC., a California corporation ("NEOPOINT"), located at 4225 Executive Square, 6th Floor, La Jolla, California 92037, and NEXCOM KOREA, a Korean corporation ("NEXCOM"), located at 2nd Floor, 1600-1 Kwanyang-dong Dongan-gu Kyunggi-do Korea.

     WHEREAS, NEXCOM is in the business of developing technology for hand-held CDMA wireless telecommunication devices;

     WHEREAS, NEOPOINT desires that NEXCOM develop a *   *   * (the "Product")
and to provide appropriate solutions for research and development, production technology, service technology and training associated with the Product; and

     WHEREAS, NEXCOM desires to develop the Product for NEOPOINT and to provide such solutions to NEOPOINT, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, NEOPOINT and NEXCOM hereby agree as follows:

1.  NEXCOM Product Development Services.
    -----------------------------------

     1.1 NEXCOM shall develop the Product ("Development Services") on behalf of NEOPOINT to the specifications set forth in Exhibit A attached hereto ("Specifications").

     1.2 A schedule of the estimated milestones for the Development Services is set forth in Exhibit B, attached hereto ("Milestones"). NEXCOM agrees to use
             ---------
best efforts to meet the Milestone schedule. NEXCOM shall provide NEOPOINT with a written report of any actual or anticipated problems (resolved or unresolved) and any indication of delay promptly upon becoming aware of such circumstance. Approximately once every month the parties shall meet in person or convene by conference call for a formal progress presentation during which NEXCOM shall describe the status of the work and projections of the time of completion of each stage of the development.

2.   Acceptance of the Product.
     -------------------------

     2.1  Request for Inspection.  NEXCOM shall request in writing that NEOPOINT
          ----------------------
review the development of the Product upon meeting each of the Milestones and within thirty (30) days prior to the expiration of the term of the Development Services, as specified in Section 10.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     2.2  Inspection of the Product.  Upon receipt of NEXCOM'S written request
          -------------------------
for inspection of the Product to determine if NEXCOM has met the relevant Milestone, NEOPOINT shall review NEXCOM's Development Services. NEOPOINT shall have up to thirty (30) days after NEXCOM delivers any such inspection request to NEOPOINT to provide notice to NEXCOM of its failure to satisfactorily comply with the relevant Milestone. Notwithstanding anything to the contrary contained in this Section 2, the parties may mutually agree in writing to extend the inspection time periods.

     2.3  Notice of Non-Compliance.  If NEOPOINT's inspection of the Development
          ------------------------
Services and/or the Product uncovers any non-compliance with any Milestone or any of the Specifications, then NEOPOINT shall provide written notice of any specific non-compliance to NEXCOM. NEXCOM agrees to use its best efforts to cure any such non-compliance within fifteen (15) days of receipt of NEOPOINT's notice of non-compliance. NEXCOM shall request another inspection by NEOPOINT pursuant to Section 2.2 after curing any non-compliance of the Product. In the event NEXCOM is unable to cure to NEOPOINT's sole satisfaction the noncompliance within the above described fifteen (15) day period, NEOPOINT shall have the rights set forth in Sections 5.5 and 10 below.

     2.4  Acceptance Notification.  Each Milestone shall be deemed complete upon
          -----------------------
the earlier to occur of (a) written confirmation by NEOPOINT specifying that NEXCOM has satisfactorily complied with the Milestone and (b) forty five (45) days after NEOPOINT's receipt of a written request for inspection from NEXCOM to which a notice of non-compliance has not been issued ("Acceptance"). The Development Services shall be deemed complete upon NEOPOINT's final acceptance of the Product as evidenced by its delivery of a final acceptance certificate to NEXCOM and its release of the Escrowed Funds, as defined below ("Final Acceptance").

3.   Additional Duties of NEXCOM.
     ---------------------------

     3.1 Upon Final Acceptance, NEXCOM shall provide NEOPOINT with the Product and all materials and documentation necessary to allow NEOPOINT to manufacture the Product, including, but not limited to, all required software (both source and object code), testing procedures, test jig, service manuals and such other items mutually agreed upon between the parties ("Additional Materials").

     3.2 During the term of this Agreement, NEOPOINT shall be entitled to modify the properties and specifications of the Product by providing NEXCOM with a written change order ("Change Order") setting forth the changes to the Specifications. After receipt of a Change Order, NEXCOM shall provide NEOPOINT with an estimate of additional expense, if any, and additional time, if any, required to comply with the modified Specifications. If NEOPOINT agrees to NEXCOM'S proposed revised Milestone Schedule and any additional costs, then Exhibits A and B shall be revised and such revised Exhibits shall be executed by both parties. NEXCOM agrees to use its best efforts to meet the revised Specifications according to the revised Milestone schedule.

     3.3 NEXCOM shall provide reasonable technological support to assist NEOPOINT or its designated manufacturing subcontractor to manufacture the Product.

     3.4 NEXCOM shall provide reasonable technological support and assist NEOPOINT in obtaining customer and agency approval of the Product in NEOPOINT's market.

     3.5 NEXCOM shall provide NEOPOINT with training related to the inspection, operation and repair of the Product. The level of training and frequency of training shall be agreed to by the parties.

4.   Ownership and Intellectual Property Rights.  NEXCOM acknowledges and agrees
     ------------------------------------------
that the Product is a "work for hire" and that NEOPOINT shall be the sole owner of the Product which is being developed solely for NEOPOINT's use to its Specifications. NEXCOM shall have no right to the Product and agrees not to, directly or indirectly, use, make, market, manufacture, copy, distribute, lease, license or sell the Product, any Intellectual Property (as defined below) or any Improvements (as defined below). NEXCOM agrees that NEOPOINT shall own all right, title and interest in the intellectual property rights incorporated in (regardless of whether incorporated by NEOPOINT or NEXCOM or its subcontractors) and/or related to the Products, including but not limited to all patents, patent applications, copyrights, trademarks, trademark applications, service marks, service mark applications, trade names, trade secrets, inventions, software (whether source or object form), hardware, drawings, designs, specifications, documentation, proprietary know-how or information or other intellectual or industrial property rights comprising, incorporated into or related thereto (collectively, the "Intellectual Property"). NEXCOM further agrees that NEOPOINT shall own and NEXCOM shall have no right to any and all new releases and new versions of, modifications, alterations, adaptations, translations, enhancements and additions to and derivative works of any Intellectual Property (collectively, the "Improvements").

5.   Compensation; Payment.
     ---------------------

     5.1  Development Services.  In consideration of NEXCOM's performance of the
          --------------------
Development Services, NEOPOINT agrees to pay NEXCOM *   *   *.  Each payment
made hereunder other than the Initial Payment shall be referred to herein as an "Interim Payment").

     5.2  Tooling.  NEXCOM shall pay for tooling and industrial design cost,
          -------
including plastic housing, press molding, LCD, window, key-pad, antenna and all customized parts. NEOPOINT shall approve tooling design and be entitled to reasonable design modifications.

     5.3  Royalty.  In consideration of the performance of the Development
          -------
Services and the provision of technical and engineering support for the life of the Product, NEOPOINT shall pay

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

to NEXCOM a * * * in any market by NEOPOINT or any affiliate, distributor, representative or agent of NEOPOINT.

     5.4  Escrow of Consideration.  All Interim Payments shall be deposited by
          -----------------------
NEOPOINT in an escrow account (the "Escrow Account") to be established pursuant to the terms of an Escrow Agreement to be executed by NEXCOM, NEOPOINT and Bank of America, as Escrow Agent. The Escrow Agreement shall provide for the Escrow Agent to release thirty percent (30%) of each Interim Payment to NEXCOM within five (5) days of the date NEOPOINT deposits such Interim Payment in the Escrow Account.

     5.5  Refund of Compensation.
          ----------------------

     A. In the event NEOPOINT terminates this Agreement for cause at any time during the term hereof, all funds held in the Escrow Account shall be immediately returned to NEOPOINT and NEOPOINT shall have no further payment obligations hereunder.

     B. In the event NEXCOM fails to meet a Milestone in a timely manner and NEOPOINT elects not to terminate the Agreement due to such failure, NEOPOINT shall have the right to cause the Escrow Agent to refund to NEOPOINT three percent (3%) of all funds then held in the Escrow Account (the "Refund Right"). This Refund Right shall be additive to all other rights NEOPOINT has hereunder and may be exercised by NEOPOINT each time a Milestone is missed by NEXCOM.

6.   Additional Duties of NEOPOINT.
     -----------------------------

     6.1 NEOPOINT shall provide NEXCOM with such information and technical support as is reasonably requested from NEXCOM from time to time during the term of this Agreement to assist NEXCOM in its performance under this Agreement.

     6.2  *   *   *.  In the event NEOPOINT is unsuccessful in obtaining such license prior to August 25, 1999, this Agreement shall automatically terminate and neither party shall have any further obligations hereunder.

     6.3  *   *   *.

     6.4 NEOPOINT shall provide a procurement team that will work closely with NEXCOM to coordinate delivery of sample components and schedule.

     6.5 NEOPOINT shall provide NEXCOM technical information and specification requirements from its customers, which information shall be kept strictly confidential by NEXCOM.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

7.  Confidential Information.
    ------------------------

    7.1   Definition of Confidential Information.  "Confidential Information" as
          --------------------------------------
used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of either party hereto, its suppliers and customers, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

     7.2  Nondisclosure and Nonuse Obligations.  Each party agrees to use the
          ------------------------------------
Confidential Information obtained from the other party solely to perform their respective duties and obligations under this Agreement. Each party agrees that it will treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each party represents that it exercises at least reasonable care to protects its own Confidential Information. Each party agrees to immediately give notice to the other party of any unauthorized use or disclosure of the other party's Confidential Information. Each party agrees to assist the other party in remedying any such unauthorized use or disclosure of the other party's Confidential Information.

     7.3  Exclusions from Nondisclosure and Nonuse Obligations.   The foregoing
          ----------------------------------------------------
obligations of confidentiality and non-use shall not apply to any Confidential Information of one party which: (a) was known by the other party prior to its disclosure by the disclosing party (whether prior or subsequent to the date of this Agreement) and not obtained or derived, directly or indirectly, from such party or its affiliates, or if so obtained or derived, was lawfully obtained or derived, and is not held subject to any confidentiality or non-use obligations;
(b) is or becomes publicly available other than through any act of default of a party that has an obligation of confidentiality and non-use with respect to such information; (c) is obtained or derived subsequent to the date of this Agreement from a third party which, to the best knowledge of the party acquiring such information, is lawfully in possession of such information and does not hold such information subject to any confidentiality or non-use obligations; (d) is developed or derived by a party, prior or subsequent to its disclosure by the disclosing party, independently and without reference to the Confidential Information which was disclosed by the other party; or (e) is required to be disclosed by one of the parties pursuant to applicable law or under a government or court order; provided, however, that (i) the obligations of confidentiality and non-use shall continue to the fullest extent not in conflict with such law or order, and (ii) if and when a party is required to disclose such Confidential Information pursuant to any such law or order, such party shall promptly notify the other party and use reasonable best efforts to obtain a protective order or take such other actions as shall prevent or limit, to the fullest extent possible,

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

public access to or disclosure or such Confidential Information.

8.   Representations and Warranties of NEXCOM.  NEXCOM hereby represents and
     ----------------------------------------
warrants to NEOPOINT as follows:

        NEXCOM is a corporation validly existing and in good standing under the laws of the Republic of Korea and has all requisite power and authority to enter into this Agreement and to carry on its business as such business is now being conducted;

        The execution, delivery and performance of this Agreement by NEXCOM and the consummation of the transactions contemplated hereby do not and will not conflict with any agreement to which NEXCOM is a party; and

        NEXCOM's performance of the Development Services shall not infringe upon any third party's intellectual property rights and NEXCOM owns all intellectual property necessary for the performance of the Development Services and has full right and authority to develop the Product for NEOPOINT's sole use as contemplated in this Agreement.

9.   Indemnity.  NEXCOM agrees to indemnify, defend and hold NEOPOINT and its
     ---------
officers, director, agents, representatives and assigns harmless from and against any and all claims, demands, losses, actions, damages, liabilities, and expenses (including reasonable attorneys' fees), investigations and penalties of any kind or nature whatsoever arising out of or resulting from any and all claims by third parties for loss, damage or injury caused by (i) NEXCOM's infringement of any third party patent, copyright, trademark, trade secret or other intellectual property rights in its performance of this Agreement, (ii) negligence or wrongful acts of employees or contractors of NEXCOM while performing the Development Services and (iii) NEXCOM's breach of any term of this Agreement. In connection with NEXCOM'S indemnification obligations in this
Section 9, (a) NEOPOINT agrees to give prompt written notice to NEXCOM of any such claim, action or demand and (b) NEOPOINT agrees to fully assist, at NEXCOM'S expense, in the defense of such claim.

10.  Term and Termination.
     --------------------

     10.1  Term.  This Agreement shall remain in effect until the later to
           ----
occur of (a) 12 months from the Effective Date, (b) the date of final completion of Development Services unless earlier terminated as set forth herein below and
(c) the date NEOPOINT notifies NEXCOM that it no longer needs the Support Services. Notwithstanding the termination of this Agreement, the provisions of Sections 7, 8, 9, 11 and 13 shall survive the termination of this Agreement.

     10.2  Termination for Cause.  Either party hereto may terminate this
           ---------------------
Agreement at any time following the other party's breach of any material term hereof upon not less than thirty (30) days' prior written notice to the breaching party, and provided further, that the breaching party

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has not cured its breach within said cure period. Notwithstanding the foregoing, either party may terminate this Agreement immediately upon the occurrence of one of the following: (a) any party to this Agreement files for voluntary or involuntary Bankruptcy; or (b) any party begins dissolution proceedings.

11.  No Consequential Damages.  NEITHER NEXCOM NOR NEOPOINT WILL BE LIABLE
     ------------------------
FOR ANY INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.  Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE
     -----------------------
CONTRARY, NEXCOM'S AGGREGATE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT OR NEXCOM'S PERFORMANCE OF ITS DUTIES AND OBLIGATIONS SET FORTH IN THIS AGREEMENT SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE AGGREGATE CONSIDERATION PAID BY NEOPOINT TO NEXCOM.

13.  Miscellaneous Provisions.

        13.1  Notice.  Unless otherwise agreed by the parties, all notices,
              ------
invoices and communications under this Agreement shall be sent to the parties at their addresses set forth in the initial paragraph of this Agreement. All notices shall be sent by registered airmail and where circumstances require, notices may be sent by wire, cable or telex which shall be confirmed by registered air mail.

        13.2  Force Majeure.  Neither party ("Affected Party") hereto shall be
              -------------
responsible to the other party ("Non-Affected Party") for non-performance (either in whole or in part) or delay in performance of the terms and conditions of this Agreement, due to war, war-like operations; act of God; riot; strikes, sabotage or other labor disturbances in the manufacturing plant; lockout of the manufacturing plant; epidemics, floods, earthquakes, typhoon; embargoes, laws and regulations of the United States or the Korean Government; shortage or failure in supply of raw materials from the then contemplated sources of supply or any other causes beyond the control of the parties. In case of any such event the terms of this Agreement relating to time and performance shall be suspended during the continuance of the event. Within five (5) days from the date of commencement of the event, the Affected Party shall advise the Non-Affected Party in writing when such delay in performance commenced, and the reasons therefor as enumerated in this Agreement. In addition, within five (5) days after the delay ends the Affected party shall advise Non-Affected Party in writing when such delay ended, and shall also specify the time by which the performance of the obligations hereunder is to be completed. Notwithstanding the foregoing, NEOPOINT shall have the right to terminate this Agreement in the event a force majeure continues for thirty (30) days.

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     13.3  Arbitration, Choice of Venue and Governing Law.  Any dispute over
           ----------------------------------------------
performance under the terms of this Agreement shall be resolved by arbitration in San Diego, California, and shall be binding as to both parties. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California without regard to its conflict of laws provisions.

     13.4  Assignment.  Neither party shall assign this Agreement to any other
           ----------
person without the other party's prior written consent.

     13.5  Non-Waiver.  No claim or right of either party under this Agreement
           ----------
shall be deemed to be waived or renounced in whole or in part unless the waiver or renunciation of such claim or right its acknowledged and confirmed in writing by such party.

     13.6  Modification.  This Agreement may be modified only by a written
           ------------
agreement signed by both parties hereto.

     13.7  Conflict.  In the event of a conflict between this Agreement and
           --------
Exhibits A ("Specifications") or B ("Milestone Schedule"), then the provisions of this Agreement shall prevail.

     13.8  Compliance with Law.  Each party agrees to abide by the terms and
           -------------------
conditions of this Agreement, as well as all pertinent laws and regulations in performing their duties and obligations set forth in this Agreement.

     13.9  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter.
This Agreement may be executed in one or more counterparts which together shall constitute one single instrument.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by duly authorized officers as of the Effective Date.

NEOPOINT:                                NEXCOM:


By:_______________________________       By:________________________________
Name:_____________________________       Name:______________________________
Title:____________________________       Title:_____________________________
Date:_____________________________       Dated:_____________________________

                   [Signature page to Development Agreement]

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                                   EXHIBIT A
                                   ---------

                                Specifications

 .   Product Name                   :  * * *

 .   Characteristic                 :  * * *

 .   Baseband Chip Set and SW       :  * * *

 .   Frequency

    --------------------------------------------------------
         * * *                          * * *
    --------------------------------------------------------
         * * *                          * * *

                                        * * *
    --------------------------------------------------------

 .   Weight                         :    * * *

 .   Dimension                      :    * * *

 .   Operating Temperature          :    * * *

 .   Battery Using Time


    --------------------------------------------------------
                                        * * *
    --------------------------------------------------------
         * * *                          * * *

         * * *                          * * *
    --------------------------------------------------------

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                   ---------

                    NeoPoint/NEXCOM Development Milestones


Date            Deliveries


* * *    2 Marketing Functional Samples (English Version with NeoPoint logo)
               with Product Specifications and feature Sheet
               1 Industrial Design Mock-up

* * *    1 set working mockup

* * *    1/st/ Engineering Sample

* * *    2/nd/ Engineering Sample

* * *    Approval Sample

* * *    Final Approved Sample

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                       10